CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement of Franklin Real Estate Securities Trust on Form N-1A, File No. 33-69048, of our report dated May 30, 2002, relating to the financial statements and financial highlights of Franklin Real Estate Securities Trust which appear in the April 30, 2002 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."



                               /s/ PricewaterhouseCoopers LLP
                               PricewaterhouseCoopers LLP


San Francisco, California
August 28, 2002